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                                                                  Exhibit 10(ii)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information included in Post-Effective Amendment No. 16 to the Registration Statement on Form N-4 for American Growth Series, issued through the New England Variable Annuity Separate Account (File No. 33-85442). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                  SUTHERLAND ASBILL & BRENNAN LLP

                                  By:      /s/ Stephen E. Roth
                                               Stephen E. Roth

Washington, D.C.
September 5, 2003